EXHIBIT 99.2
McDONALD'S CORPORATION SUPPLEMENTAL INFORMATION QUARTER AND YEAR ENDED DECEMBER 31, 2003

Impact of Foreign Currencies on Reported Results	1
Revenues and Systemwide Sales	1
Operating Margins	8
Selling, General and Administrative Expenses	10
Other Operating (Income) Expense, Net	10
Operating Income	12
Interest, Nonoperating Expense and Income Taxes	13
Outlook	14
Balance Sheet	16
Restaurant Information	17

SUPPLEMENTAL INFORMATION

         The purpose of this exhibit is to provide additional information related to McDonald’s Corporation’s results for the fourth quarter and year ended December 31, 2003. This exhibit should be read in conjunction with Exhibit 99.1.

Impact of Foreign Currencies on Reported Results

    Management reviews and analyzes business results excluding the effect of foreign currency translation and bases certain compensation plans on these results, because it believes they better represent the Company's underlying business trends. Results excluding the effect of foreign currency translation (also referred to as constant currency) are calculated by translating current year results at prior year average exchange rates.

  Foreign currency translation had a positive impact on the growth rates of consolidated revenues, operating income and earnings per share for the quarter and year, due to the strengthening of several major currencies, primarily the Euro.

Revenues and Systemwide Sales

    Revenues include sales by Company-operated restaurants and fees from restaurants operated by franchisees or affiliates under joint-venture agreements. These fees include rent, service fees and/or royalties that are based on a percent of sales with specified minimum payments, along with initial fees.

1

REVENUES Dollars in millions

Quarters ended December 31,	2003	2002	% Inc (Dec)	Currency Translation Benefit (Loss)	% Inc (Dec) Excl Currency Translation Benefit (Loss)

Company-operated sales:
U.S.	$ 932.1	$ 803.5	16	n/a	n/a
Europe	1,218.4	1,042.7	17	$138.2	4
APMEA	552.3	515.4	7	38.5	-
Latin America	217.6	171.5	27	16.4	17
Canada	176.3	128.4	37	28.7	15
Other*	301.7	271.3	11	0.5	11
Total	$3,398.4	$2,932.8	16	$222.3	8

Franchised and affiliated revenues:
U.S.	$ 646.6	$ 542.9	19	n/a	n/a
Europe	365.3	304.2	20	$ 53.6	2
APMEA	83.5	64.3	30	13.8	8
Latin America	20.8	23.0	(10)	(0.6)	(7)
Canada	40.0	31.5	27	6.5	6
Other*	0.8	0.5	60	-	60
Total	$1,157.0	$ 966.4	20	$ 73.3	12

Total revenues:
U.S.	$1,578.7	$1,346.4	17	n/a	n/a
Europe	1,583.7	1,346.9	18	$191.8	3
APMEA	635.8	579.7	10	52.3	1
Latin America	238.4	194.5	23	15.8	14
Canada	216.3	159.9	35	35.2	13
Other*	302.5	271.8	11	0.5	11
Total	$4,555.4	$3,899.2	17	$295.6	9

* Other represents non-McDonald’s brands.
n/a Not applicable

2

REVENUES Dollars in millions

Years ended December 31,	2003	2002	% Inc (Dec)	Currency Translation Benefit (Loss)	% Inc (Dec) Excl Currency Translation Benefit (Loss)

Company-operated sales:
U.S.	$ 3,594.4	$ 3,172.0	13	n/a	n/a
Europe	4,498.2	3,982.2	13	$519.3	-
APMEA	2,158.2	2,114.2	2	103.6	(3)
Latin America	773.7	696.2	11	(61.6)	20
Canada	631.7	505.3	25	71.8	11
Other*	1,139.2	1,029.7	11	1.6	10
Total	$12,795.4	$11,499.6	11	$634.7	6

Franchised and affiliated revenues:
U.S.	$ 2,444.9	$ 2,250.7	9	n/a	n/a
Europe	1,376.7	1,153.8	19	$208.3	1
APMEA	289.4	253.5	14	35.8	-
Latin America	85.1	117.7	(28)	(9.5)	(20)
Canada	146.2	128.3	14	16.5	1
Other*	2.8	2.1	33	-	33
Total	$ 4,345.1	$ 3,906.1	11	$251.1	5

Total revenues:
U.S.	$ 6,039.3	$ 5,422.7	11	n/a	n/a
Europe	5,874.9	5,136.0	14	$727.6	-
APMEA	2,447.6	2,367.7	3	139.4	(3)
Latin America	858.8	813.9	6	(71.1)	14
Canada	777.9	633.6	23	88.3	9
Other*	1,142.0	1,031.8	11	1.6	11
Total	$17,140.5	$15,405.7	11	$885.8	6

* Other represents non-McDonald’s brands.
n/a Not applicable

3

    Comparable sales represent the percent change in constant currency sales from the same period in the prior year for all Systemwide restaurants in operation at least thirteen months. Comparable sales are a key performance indicator used within the retail industry, and are reviewed by management to assess business trends for McDonald’s restaurants.

COMPARABLE SALES – McDONALD’s RESTAURANTS

	Percent Increase / (Decrease)
	Quarters Ended December 31,		Years Ended December 31,
	2003	2002	2003	2002

U.S.	12.5	(1.4)	6.4	(1.5)
Europe	2.1	(1.9)	(0.9)	1.0
APMEA	1.9	(6.1)	(4.2)	(8.5)
Latin America	1.5	11.2	2.3	1.0
Canada	5.6	(4.1)	-	(2.5)
McDonald’s Restaurants	7.4	(1.9)	2.4	(2.1)

  U.S.: In 2003, the U.S. achieved its highest annual comparable sales increase since 1987. Ongoing service, value and menu initiatives drove the revenue increases for the fourth quarter and year. These initiatives included Premium Salads, McGriddles breakfast sandwiches, Chicken McNuggets made with white meat, the Dollar Menu, popular Happy Meals, extended hours, and a new marketing direction.
  Europe: For the quarter and year, strong performance in Russia driven by expansion and strong comparable sales, along with expansion in France were partly offset by negative comparable sales in the UK. Revenues for the year were also affected by weak results in Germany, although Germany’s performance improved in the second half of the year.
  APMEA: Positive comparable sales in Australia, expansion in China and negative comparable sales in Taiwan, Hong Kong, and South Korea impacted revenues for the quarter and year. One of the factors negatively affecting comparable sales in certain markets for the year was SARS (Severe Acute Respiratory Syndrome).
  Latin America: Revenues increased for both periods in constant currencies primarily due to a higher percentage of Company-operated restaurants in 2003. In addition, revenues for the quarter increased as a result of the temporary closure of restaurants in Venezuela due to the national strike that began in December 2002.

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    The following tables present Systemwide sales growth rates along with franchised and affiliated sales for the quarter and year. Systemwide sales include sales by all restaurants, whether operated by the Company, by franchisees or by affiliates operating under joint-venture agreements. While these amounts are not recorded as revenues by the Company, management believes that the following information is important in understanding the Company’s financial performance because they are the basis for which the Company calculates and records franchised and affiliated revenue (rent, service fees and/or royalties).

McDONALD’S CORPORATION SYSTEMWIDE SALES PERCENT INCREASE /(DECREASE)

	Quarters Ended December 31, 2003		Years Ended December 31, 2003

	As Reported % Inc (Dec)	% Inc (Dec) Excl Currency Translation Benefit (Loss)	As Reported % Inc (Dec)	% Inc (Dec) Excl Currency Translation Benefit (Loss)

U.S.	15	n/a	9	n/a
Europe	20	4	18	2
APMEA	15	2	6	(2)
Latin America	14	7	(4)	4
Canada	30	9	17	4
Other*	11	11	10	10
Total sales	16	9	11	5

* Other represents non-McDonald’s brands
n/a Not applicable

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FRANCHISED AND AFFILIATED SALES Dollars in millions

Quarters ended December 31,	2003	2002	% Inc (Dec)	Currency Translation Benefit (Loss)	% Inc (Dec) Excl Currency Translation Benefit (Loss)

U.S.
Franchised sales	$4,570.0	$3,992.6	14	n/a	n/a
Affiliated sales	295.0	260.6	13	n/a	n/a
Total	$4,865.0	$4,253.2	14	n/a	n/a

Europe
Franchised sales	1,934.7	1,571.6	23	$281.1	5
Affiliated sales	173.5	154.4	12	25.9	(4)
Total	2,108.2	1,726.0	22	$307.0	4

APMEA
Franchised sales	692.1	530.9	30	99.9	12
Affiliated sales	692.7	644.7	7	70.9	(4)
Total	1,384.8	1,175.6	18	170.8	3

Latin America
Franchised sales	154.0	153.0	1	5.1	(3)
Affiliated sales	9.6	11.2	(14)	(0.5)	(10)
Total	163.6	164.2	-	4.6	(3)

Canada
Franchised sales	258.9	213.4	21	42.1	2
Affiliated sales	30.2	15.7	92	4.9	61
Total	289.1	229.1	26	47.0	6

Other*
Franchised sales	10.2	8.6	19	-	19

Total
Franchised sales	$7,619.9	$6,470.1	18	$428.2	11
Affiliated sales	1,201.0	1,086.6	11	101.2	1
Total	$8,820.9	$7,556.7	17	$529.4	10

* Other represents non-McDonald’s brands.
n/a Not applicable

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FRANCHISED AND AFFILIATED SALES Dollars in millions

Years ended December 31,	2003	2002	% Inc (Dec)	Currency Translation Benefit (Loss)	% Inc (Dec) Excl Currency Translation Benefit (Loss)

U.S.
Franchised Sales	$17,369.7	$16,065.4	8	n/a	n/a
Affiliated Sales	1,157.7	1,068.3	8	n/a	n/a
Total	$18,527.4	$17,133.7	8	n/a	n/a

Europe
Franchised Sales	7,202.7	5,934.0	21	$1,080.8	3
Affiliated Sales	670.4	560.0	20	103.7	1
Total	7,873.1	6,494.0	21	$1,184.5	3

APMEA
Franchised Sales	2,437.5	2,053.6	19	258.0	6
Affiliated Sales	2,567.7	2,608.5	(2)	173.6	(8)
Total	5,005.2	4,662.1	7	431.6	(2)

Latin America
Franchised Sales	576.4	707.2	(18)	(53.5)	(11)
Affiliated Sales	36.9	40.0	(8)	(1.9)	(3)
Total	613.3	747.2	(18)	(55.4)	(11)

Canada
Franchised Sales	975.5	893.0	9	109.7	(3)
Affiliated Sales	101.8	57.7	76	11.9	56
Total	1,077.3	950.7	13	121.6	1

Other*
Franchised Sales	41.1	38.7	6	-	6

Total
Franchised Sales	$28,602.9	$25,691.9	11	$1,395.0	6
Affiliated Sales	4,534.5	4,334.5	5	287.3	(2)
Total	$33,137.4	$30,026.4	10	$1,682.3	5

* Other represents non-McDonald’s brands.
n/a Not applicable

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Operating Margins

COMPANY-OPERATED AND FRANCHISED RESTAURANT MARGINS – McDONALD’S RESTAURANTS* Dollars in millions
		Percent		Amount

Quarters ended December 31,	2003	2002	2003	2002	% Inc/ (Dec)

Company-operated
U.S.	18.6	14.0	$ 173.2	$ 112.4	54
Europe	16.3	15.6	198.3	162.6	22
APMEA	9.7	8.3	53.3	43.0	24
Latin America	3.5	9.9	7.6	17.0	(55)
Canada	14.9	11.1	26.2	14.2	85
Total	14.8	13.1	$ 458.6	$ 349.2	31

Franchised
U.S.	79.7	78.0	$ 515.3	$ 423.6	22
Europe	75.8	76.0	276.9	231.3	20
APMEA	87.1	85.1	72.7	54.7	33
Latin America	62.2	62.6	13.0	14.4	(10)
Canada	78.0	78.7	31.2	24.8	26
Total	78.6	77.5	$ 909.1	$ 748.8	21

		Percent		Amount

Years ended December 31,	2003	2002	2003	2002	% Inc/ (Dec)

Company-operated
U.S.	17.7	16.0	$ 634.8	$ 507.3	25
Europe	15.7	15.9	708.0	631.4	12
APMEA	9.9	11.3	212.7	239.3	(11)
Latin America	6.1	9.4	47.2	65.4	(28)
Canada	14.6	13.7	92.2	69.4	33
Total	14.5	14.4	$1,694.9	$1,512.8	12

Franchised
U.S.	79.5	79.1	$1,944.9	$1,781.2	9
Europe	75.8	76.7	1,043.8	885.0	18
APMEA	85.6	85.8	247.8	217.6	14
Latin America	64.3	66.9	54.7	78.8	(31)
Canada	78.2	79.2	114.2	101.6	12
Total	78.4	78.5	$3,405.4	$3,064.2	11

* Operating margin information relates to McDonald's restaurants and excludes non-McDonald’s brands.

  Combined: Operating margin dollars increased $269.7 million or 25% for the quarter and $523.3 million or 11% for the year. Foreign currency translation benefited the combined margin dollars by $88.6 million for the quarter and $295.8 million for the year. The U.S. and Europe segments accounted for more than 80% of the combined margin dollars in both periods of 2003 and 2002.

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  U.S.:  Company-operated margin percent increased for both periods primarily due to positive comparable sales and lower payroll as a percent of sales due to improved productivity, partly offset by higher commodity costs.
  Europe:  For both periods, the Company-operated margin percent reflected improved margin performance in Germany and France and weak performance in the U.K.
  APMEA:   For the quarter, strong comparable sales performance in Australia drove the Company-operated margin percent improvement. The margin percent declined for the year due to weak results in South Korea, Hong Kong and Taiwan.
  Franchised:  For the quarter, the consolidated Franchised margin percent reflects positive comparable sales partly offset by higher occupancy costs, due in part to an increased proportion of leased sites. Positive comparable sales were offset by these higher occupancy costs for the year.
   The following table presents margin components as a percent of sales.

COMPANY-OPERATED COSTS AND MARGINS AS A PERCENT OF SALES – McDONALD’S RESTAURANTS*

	Quarters Ended December 31,		Years Ended December 31,
	2003	2002	2003	2002

Food & paper	33.7	33.9	33.7	34.1
Payroll & employee benefits	26.0	26.9	26.4	26.4
Occupancy & other operating expenses	25.5	26.1	25.4	25.1
Total expenses	85.2	86.9	85.5	85.6
Company-operated margins	14.8	13.1	14.5	14.4

* Operating margin information relates to McDonald's restaurants and excludes non-McDonald’s brands.

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Selling, General & Administrative Expenses

SELLING, GENERAL & ADMINISTRATIVE EXPENSES Dollars in millions

Years ended December 31,	2003	2002	% Inc (Dec)	Currency Translation Benefit (Loss)	% Inc (Dec) Excl Currency Translation Benefit (Loss)

U.S.	$ 566.8	$ 557.7	2	n/a	n/a
Europe	424.3	359.3	18	$57.5	2
APMEA	173.3	157.7	10	11.9	2
Latin America	101.8	101.5	-	(7.5)	8
Canada	53.6	49.2	9	6.0	(3)
Other*	115.1	114.3	1	0.6	-
Corporate	398.1	373.1	7	n/a	n/a
Total	$1,833.0	$1,712.8	7	$68.5	3

* Other represents non-McDonald’s brands
n/a Not applicable

  Selling, general & administrative expenses increased 6% for the quarter and 7% for the year primarily due to higher performance-based incentive compensation, and severance and other costs associated with fewer restaurant openings. These incremental costs were partly offset by lower advertising expenses due to costs incurred to support the launch of the Dollar Menu in the U.S. in fourth quarter 2002. In addition, stronger foreign currencies increased selling, general & administrative expenses by $24.3 million for the quarter and $68.5 million for the year.
Other Operating (Income) Expense, Net

OTHER OPERATING (INCOME) EXPENSE, NET Dollars in millions

	Quarters Ended December 31,		Years Ended December 31,
	2003	2002	2003	2002

Gains on sales of restaurant businesses	$(12.2)	$(35.1)	$(54.5)	$(113.6)
Equity in earnings of unconsolidated affiliates	(12.7)	5.4	(36.9)	(24.1)
Front counter service system payments – U.S.	-	-	-	21.6
Significant charges	407.6	810.2	407.6	853.2
Other expense	131.9	59.8	215.4	96.2
Total	$514.6	$840.3	$531.6	$ 833.3

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  The increase in equity in earnings of unconsolidated affiliates reflected a stronger performance in the U.S. for both periods and improved results from our Japanese affiliate for the quarter.
  Significant charges are defined as charges for actions or transactions related to the implementation of special initiatives of the Company or items that are unusual or infrequent in nature. The Company does not include these items when reviewing business performance trends, because management does not believe these are indicative of ongoing operations. Significant charges for the quarter and full year 2003 included $237.0 million related to the disposition of certain non-McDonald’s brands; $147.7 million primarily related to asset/goodwill impairment mainly in Latin America; $35.1 million related to the revitalization plan actions of our Japanese affiliate; $29.6 million for restaurant closings associated with strategic actions in Latin America; and a favorable adjustment to the 2002 charge for restaurant closings of $41.8 million due to about 85 fewer closings. Significant charges in fourth quarter 2002 included $266.9 million primarily related to market restructuring costs; $359.4 million related to restaurant closings/asset impairment for 751 restaurants ($402.4 million for the year); and $183.9 million primarily related to the termination of a technology project.
  Other expense for both periods reflected higher losses on asset dispositions and higher provisions for uncollectible receivables in 2003 compared with 2002. In addition, the full year 2003 included about $25 million of costs in the U.S. as a result of management's decision to significantly reduce capital expenditures.

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Operating Income

OPERATING INCOME (LOSS) Dollars in millions

Quarters ended December 31,	2003	2002	% Inc (Dec)	Currency Translation Benefit (Loss)	% Inc (Dec) Excl Currency Translation Benefit (Loss)

U.S.	$ 502.1	$ 273.3	84	n/a	n/a
Europe	358.3	144.1	n/m	$ 47.4	n/m
APMEA	17.6	(165.3)	n/m	9.5	n/m
Latin America	(155.7)	(130.7)	(19)	(29.0)	3
Canada	48.8	20.6	n/m	8.0	98
Other*	(271.7)	(38.1)	n/m	(11.2)	n/m
Corporate	(131.9)	(307.3)	57	n/a	n/a
Total operating income (loss)	$ 367.5	$ (203.4)	n/m	$ 24.7	n/m

Years ended December 31,	2003	2002	% Inc (Dec)	Currency Translation Benefit (Loss)	% Inc (Dec) Excl Currency Translation Benefit (Loss)

U.S.	$1,982.1	$1,673.3	18	n/a	n/a
Europe	1,339.1	1,021.8	31	$181.4	13
APMEA	226.3	64.3	n/m	29.3	n/m
Latin America	(170.9)	(133.4)	(28)	(28.7)	(7)
Canada	163.2	125.4	30	19.3	15
Other*	(295.1)	(66.8)	n/m	(12.3)	n/m
Corporate	(412.5)	(571.7)	28	n/a	n/a
Total operating income	$2,832.2	$2,112.9	34	$189.0	25

* Other represents non-McDonald’s brands
n/a Not applicable
n/m Not meaningful

  U.S.:  In 2002, the fourth quarter and full year included significant charges of $99.2 million, primarily related to restaurant closings/asset impairment. Fourth quarter 2003 included a favorable adjustment of $11.4 million related to the 2002 charges. In addition, higher combined operating margin dollars were partly offset by higher other operating expenses for both periods and higher selling, general & administrative expenses for the year. Selling, general & administrative expenses were lower for the quarter.
  Europe:  In 2002, the quarter and year included significant charges of $147.8 million, primarily related to restaurant closings/asset impairment. In 2003, the quarter included a favorable adjustment of $20.0 million ($2.5 million lower in

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constant currencies) related to the 2002 charges. In addition, for the quarter and year, strong performance in Russia and expansion in France were partially offset by weak results in the UK. Operating income for the year was also affected by weak results in Germany, although Germany’s performance improved in the second half of the year.

  APMEA:  Results for both periods in 2003 included significant charges of $54.9 million ($4.6 million lower in constant currencies), primarily related to the revitalization plan actions in Japan, including a buyout of a Management Services Agreement with the founder of our affiliate in Japan, and goodwill impairment in certain markets. In 2002, the results included significant charges of $206.4 million for the quarter and $222.3 million for the year, primarily related to market restructures and restaurant closings/asset impairment. APMEA’s results for the fourth quarter 2003 also included strong comparable sales in Australia and improved performance in Japan. For the year, positive results in Australia were offset by weak results in most markets, compounded by concerns about SARS in certain markets.
  Latin America:  Results for both periods in 2003 included significant charges of $108.9 million ($19.9 million lower in constant currencies) related to goodwill impairment and restaurant closings. In 2002, the results included significant charges of $115.2 million for the quarter and $142.3 million for the year, primarily related to restaurant closings/asset impairment. In addition, both periods in 2003 reflected weak results in Brazil and Argentina, and higher provisions for uncollectible receivables. Latin America's results for the year were negatively impacted by the national strike in Venezuela from December 2002 through mid-February 2003.

INTEREST, NONOPERATING EXPENSE AND INCOME TAXES

  Interest expense for both periods reflected stronger foreign currencies, lower average debt levels, and lower average interest rates.
  Nonoperating expense for the year reflected an $11 million loss on the early extinguishment of $200 million of debt in 2003 and higher foreign currency translation losses in 2003 compared with 2002.
  The effective income tax rate for the fourth quarter 2003 was 53.0% as certain restaurant closing/asset impairment charges were not tax effected. The effective rate for the full year 2003 was 35.7%. The impairment charges increased the rate 19.5 percentage points for the fourth quarter and 2.2 percentage points for the full year 2003.

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Although the Company reported a pretax loss for the fourth quarter 2002, there was a tax provision for the quarter because the loss included certain charges that were not tax effected. The effective rate for the full year 2002 was 40.3%. The significant charges in 2002 increased the rate for the full year by 7.6 percentage points.

OUTLOOK
The information provided below is as of January 2004.

  McDonald's expects net restaurant additions to add approximately one percentage point to sales growth in 2004 (in constant currencies). Most of this anticipated growth will result from restaurants opened in 2003.
In 2003, the Company opened 832 McDonald’s restaurants (513 traditional and 319 satellites). In 2004, the Company expects to open about 850 McDonald’s restaurants (550 traditional and 300 satellite restaurants). McDonald’s restaurant additions, net of closings, totaled 162 (27 traditional and 135 satellites) in 2003, and are expected to total about 450 (250 traditional and 200 satellite restaurants) in 2004.
  Comparable sales represent the constant currency change in sales from the same period in the prior year for Systemwide restaurants in operation at least thirteen months. As a guideline, assuming no change in cost structure, a one percentage point increase in U.S. comparable sales impacts annual earnings per share by about 2 cents, and an increase of one percentage point in Europe’s comparable sales impacts annual earnings per share by about 1.5 cents. In 2003, comparable sales increased 2.4% worldwide and 6.4% in the U.S., while Europe's comparable sales decreased 0.9%.
  McDonald's expects 2004 selling, general & administrative expenses to be relatively flat to up slightly in constant currencies and decline as a percent of Systemwide sales compared with 2003.
  A significant part of McDonald's operating income is from outside the U.S., and more than 70% of total debt is denominated in foreign currencies. The Euro and the British Pound are the most significant currencies impacting our business. If the Euro and the British Pound both move 10% (compared with 2003 average rates), McDonald's annual reported earnings per share would change by about 5 to 6 cents. In 2003, foreign currency translation benefited diluted earnings per share by 7 cents.

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  For 2004, the Company expects its net debt principal repayments to be approximately $400 million – $700 million and expects interest expense to be relatively flat with 2003, reflecting stronger foreign currencies.
  McDonald's expects the effective income tax rate for 2004 to be between 32.5% and 33.5%.
  McDonald's expects capital expenditures for 2004 to be approximately $1.5 billion – $1.6 billion.
  McDonald's expects to return about $1 billion to shareholders through dividends and share repurchases in 2004.

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BALANCE SHEET
McDONALD’S CORPORATION CONSOLIDATED BALANCE SHEET
Dollars in millions

	December 31, 2003	December 31, 2002

ASSETS

Current assets
Cash and equivalents	$ 492.8	$ 330.4
Accounts and notes receivable	734.5	855.3
Inventories	129.4	111.7
Prepaid expenses and other current assets	528.7	418.0
Total current assets	1,885.4	1,715.4

Other assets
Investment in and advances to affiliates	1,089.6	1,037.7
Goodwill, net	1,665.1	1,558.5
Miscellaneous	960.3	1,075.5
Total other assets	3,715.0	3,671.7

Property and equipment
Property and equipment, at cost	28,740.2	26,218.6
Accumulated depreciation and amortization	(8,815.5)	(7,635.2)
Net property and equipment	19,924.7	18,583.4
Total assets	$25,525.1	$23,970.5

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$ 577.4	$ 635.8
Income taxes	71.5	16.3
Other taxes	222.0	191.8
Accrued interest	193.1	199.4
Accrued restructuring and restaurant
closing costs	115.7	328.5
Accrued payroll and other liabilities	918.1	774.7
Current maturities of long-term debt	328.0	275.8
Total current liabilities	2,425.8	2,422.3

Long-term debt	9,402.5	9,703.6
Other long-term liabilities and
minority interests	699.8	560.0
Deferred income taxes	1,015.1	1,003.7

Shareholders’ equity
Common stock	16.6	16.6
Additional paid-in capital	1,837.5	1,747.3
Unearned ESOP compensation	(90.5)	(98.4)
Retained earnings	20,172.3	19,204.4
Accumulated other comprehensive income (loss)	(635.5)	(1,601.3)
Common stock in treasury	(9,318.5)	(8,987.7)
Total shareholders’ equity	11,981.9	10,280.9
Total liabilities and shareholders’ equity	$25,525.1	$23,970.5

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RESTAURANT INFORMATION

SYSTEMWIDE RESTAURANTS

At December 31,	2003	2002	Inc/(Dec)

U.S*	13,609	13,491	118

Europe
Germany*	1,244	1,211	33
United Kingdom	1,235	1,231	4
France	1,008	973	35
Spain	336	333	3
Italy	326	329	(3)
Other	2,037	1,993	44
Total Europe	6,186	6,070	116

APMEA
Japan*	3,773	3,891	(118)
Australia	729	726	3
China	576	546	30
Taiwan	346	350	(4)
South Korea	344	357	(13)
Other	1,707	1,685	22
Total APMEA	7,475	7,555	(80)

Latin America
Brazil	549	584	(35)
Mexico	281	261	20
Other	748	760	(12)
Total Latin America	1,578	1,605	(27)

Canada*	1,339	1,304	35

Other**	942	1,083	(141)

Systemwide restaurants	31,129	31,108	21

Countries	119	119	-

* At December 31, 2003 reflected the following satellites: U.S. 1,307; Germany
90; Japan 1,814; Canada 350. At December 31, 2002: U.S. 1,159; Germany
62; Japan 1,895; Canada 330;.
** Represents non-McDonald’s brands.

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SYSTEMWIDE RESTAURANTS BY TYPE
At December 31,	2003	2002	Inc/(Dec)

U.S.
Operated by franchisees	10,860	10,685	175
Operated by the Company	2,034	2,102	(68)
Operated by affiliates	715	704	11
	13,609	13,491	118

Europe
Operated by franchisees	3,614	3,499	115
Operated by the Company	2,307	2,286	21
Operated by affiliates	265	285	(20)
	6,186	6,070	116

APMEA
Operated by franchisees	2,284	2,182	102
Operated by the Company	2,245	2,218	27
Operated by affiliates	2,946	3,155	(209)
	7,475	7,555	(80)

Latin America
Operated by franchisees	585	658	(73)
Operated by the Company	972	912	60
Operated by affiliates	21	35	(14)
	1,578	1,605	(27)

Canada
Operated by franchisees	776	789	(13)
Operated by the Company	472	450	22
Operated by affiliates	91	65	26
	1,339	1,304	35

Other*
Operated by franchisees	13	51	(38)
Operated by the Company	929	1,032	(103)
	942	1,083	(141)

Systemwide
Operated by franchisees	18,132	17,864	268
Operated by the Company	8,959	9,000	(41)
Operated by affiliates	4,038	4,244	(206)
	31,129	31,108	21

* For 2003, reflected the sale of Donatos Pizzeria and the closing of all Donatos and Boston Market international locations.

FORWARD-LOOKING STATEMENTS
Certain forward-looking statements are included in this exhibit. They use such words as "may," "will," "expect," "believe," "plan" and other similar terminology. These statements reflect management's current expectations regarding future events and operating performance and speak only as of the date of this exhibit. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause actual results to differ materially from those expressed in or

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underlying our forward-looking statements: effectiveness of operating initiatives; success in advertising and promotional efforts; changes in global and local business and economic conditions, including their impact on consumer confidence; fluctuations in currency exchange and interest rates; food, labor and other operating costs; political or economic instability in local markets, including the effects of war and terrorist activities; competition, including pricing and marketing initiatives and new product offerings by the Company's competitors; consumer preferences or perceptions concerning the Company's product offerings; spending patterns and demographic trends; availability of qualified restaurant personnel; severe weather conditions; existence of positive or negative publicity regarding the Company or its industry generally; effects of legal claims; cost and deployment of capital; changes in future effective tax rates; changes in governmental regulations; and changes in applicable accounting policies and practices. The foregoing list of important factors is not all inclusive.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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